UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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ZOOM TELEPHONICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZOOM TELEPHONICS, INC.
207 South Street
Boston, MA 02111

May 6, 2016

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Zoom Telephonics, Inc. to be held on Thursday, June 23, 2016 at 711 Atlantic Avenue, Boston, Massachusetts 02111. The location is near South Station in downtown Boston.

A buffet breakfast will be available starting at 9:30 a.m. Eastern Time, and the meeting will begin at 10:00 a.m. Some of Zoom’s officers will be available for discussion before and after the meeting. After the short formal part of the meeting, there will be a business presentation and a question-and-answer period.

We recognize that many stockholders may not be able to attend the Annual Meeting in person. In accordance with rules adopted by the U.S. Securities and Exchange Commission, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials which contains instructions on how stockholders can access the proxy materials over the Internet and vote electronically or by phone. The Notice of Internet Availability of Proxy Materials also contains instructions describing how stockholders can request a paper copy of our proxy materials, including the Proxy Statement, the 2015 Annual Report and a form of proxy card.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by using one of the voting options available to you as described in the Notice of Internet Availability of Proxy Materials and in our Proxy Statement. If you change your mind about your proxy at the meeting, you can withdraw your proxy and vote in person.

I look forward to seeing those of you who will be able to attend.

Frank Manning
President

ZOOM TELEPHONICS, INC.
207 South Street
Boston, MA 02111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Zoom Telephonics, Inc. will be held on Thursday, June 23, 2016 at 10:00 a.m. Eastern Time at 711 Atlantic Avenue, Boston, Masachusetts 02111. The meeting will be held for the following purposes:

1.	To elect six (6) directors to serve for the ensuing year and until their successors are duly elected;

2.	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2016;

3.	To hold an advisory vote on the compensation of the Company’s named executive officers (the “say-on-pay” vote).

The Board of Directors has fixed the close of business on April 26, 2016 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any continuation or adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are urged to vote by proxy in accordance with the instructions included in the Notice of Internet Availability of Proxy Materials. Any stockholder attending the Annual Meeting may vote in person even if he or she has voted by proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Frank B. Manning
President

Boston, Massachusetts
May 6, 2016

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on
Thursday, June 23, 2016: The Proxy Statement for the Annual Meeting and the Annual Report to
Shareholders for the year ended December 31, 2015 are available at www.edocumentview.com/ZMTP.

IMPORTANT: YOU ARE URGED TO SUBMIT YOUR PROXY BY INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS FOUND ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. EVEN IF YOU HAVE SUBMITTED YOUR PROXY, YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF ZOOM A WRITTEN REVOCATION, BY EXECUTING A PROXY AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

THANK YOU FOR ACTING PROMPTLY.

ZOOM TELEPHONICS, INC.
PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 23, 2016

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Zoom Telephonics, Inc., for use at the Annual Meeting of Stockholders to be held on Thursday, June 23, 2016 at 10:00 a.m. Eastern Time (the "Annual Meeting"), or at any continuation or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 711 Atlantic Avenue Boston, Massachusetts 02111.  We intend to mail a Notice of Internet Availability of Proxy Materials (sometimes referred to as the “Notice”) and to make this proxy statement and Zoom's Annual Report for the year ending December 31, 2015, available to our shareholders of record entitled to vote at the Annual Meeting on or about May 6, 2016. In this proxy statement we refer to Zoom Telephonics, Inc. as “Zoom,” “we,” or “us.”

Record Date, Stock Ownership and Voting

Only stockholders of record at the close of business on April 26, 2016, are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on April 26, 2016 there were outstanding and entitled to vote 13,689,303 shares of common stock, par value $.01 per share ("Common Stock"). Each stockholder is entitled to one vote for each share of Common Stock.

One-third of the shares of Common Stock outstanding and entitled to vote is required to be present or represented by proxy at the Annual Meeting in order to constitute the quorum necessary to take action at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting. The inspector of elections will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining a quorum. Shares of Common Stock held of record by brokers who do not return a signed and dated proxy or do not comply with the voting instructions will not be considered present at the Annual Meeting, will not be counted towards a quorum and will not be voted on any proposal. Shares of Common Stock held of record by brokers who complete a proxy in accordance with the instructions included in the Notice of Internet Availability and Proxy Material or comply with the voting instructions but who fail to vote on one or more proposals (“broker non-votes”) will be considered present at the Annual Meeting and will count toward the quorum but will be deemed not to have voted on such proposal.

The six (6) nominees for the Board of Directors who receive the greatest number of votes cast by stockholders present in person or represented by proxy and entitled to vote thereon will be elected directors of Zoom.

A majority of the votes properly cast at the annual meeting will be necessary to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Abstentions will have the same effect as a vote against the matter, and broker non-votes will have no effect on the outcome of voting on this matter.

We do not intend to submit any other proposals to the stockholders at the annual meeting. The Board of Directors was not aware, a reasonable time before mailing of this proxy statement to stockholders, of any other business that may properly be presented for action at the annual meeting. If any other business should properly come before the annual meeting, shares represented by all proxies received by us will be voted with respect thereto in accordance with the best judgment of the persons named as attorneys in the proxies.

How to Vote

If you are a shareholder of record, you may vote in person at the annual meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or you will not be attending the annual meeting, you may vote by proxy. You may vote by proxy over the Internet, over the telephone or by mail. The procedures for voting by proxy are as follows:

●	To vote by proxy over the Internet go to the web address listed on the Notice of Internet Availability of Proxy Materials; or

●
To vote by proxy over the telephone, dial the toll-free phone number listed on the Notice of Internet Availability of Proxy Materials under the heading “Telephone” and following the recorded instructions; or

●
To vote by written proxy you must request a printed copy of these proxy materials by mail at no cost to you as indicated on the Notice of Internet Availability of Proxy Materials. Complete, sign and date your proxy card and return it promptly in the envelope.

Revocability of Proxies

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before the final vote. A person’s proxy vote may be revoked by filing a written notice of revocation with the Secretary of Zoom at Zoom's headquarters, 207 South Street, Boston, Massachusetts 02111, by duly executing a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation

All costs of this solicitation of proxies will be borne by Zoom.  Zoom may reimburse banks, brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, fax, electronic mail, or personal solicitations by directors, officers, or employees of Zoom. No additional compensation will be paid for any such services. Zoom may engage a professional proxy solicitation firm to assist in the proxy solicitation and, if so, will pay such solicitation firm customary fees plus expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

A Board of six (6) directors is to be elected at the Annual Meeting. The Board of Directors, upon the recommendation of the Nominating Committee, has nominated the persons listed below for election as directors of Zoom, all of whom have been nominated for re-election:

●	Robert Crowley

●	Joseph J. Donovan

●	Philip Frank

●	Peter R. Kramer

●	Frank B. Manning

●	George Patterson

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above. All nominees are currently directors of Zoom. In the event that any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or unwilling to serve as a director. The proposed nominees are not being nominated pursuant to any arrangement or understanding with any person. Each director elected will hold office until the next Annual Meeting or until his successor is duly elected or appointed and qualified, unless his office is earlier vacated in accordance with the Certificate of Incorporation of Zoom or he becomes disqualified to act as a director. The six (6) nominees who receive the greatest number of votes cast by stockholders present, in person or by proxy, and entitled to vote at the Annual Meeting, will be elected directors of Zoom.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE
ELECTION OF THE SIX NOMINEES SET FORTH ABOVE.

BOARD OF DIRECTORS AND MANAGEMENT

Information Regarding the Board of Directors

The Board of Directors currently consists of six members. At each meeting of stockholders, Directors are elected for a one-year term. The following table and biographical descriptions set forth information regarding the current members of the Board of Directors.

Name	Age	Principal Occupation	Director Since
Frank B. Manning	67	Chief Executive Officer, President and Chairman of the Board of Zoom Telephonics, Inc.	1977
Peter R. Kramer(2), (3)	64	Artist	1977
Robert Crowley(1),(3)	76	Financial Consultant	2014
Joseph J. Donovan(1), (2), (3)	66	Adjunct Professor at Suffolk University's Sawyer School of Management	2005
Philip Frank	44	Chief Financial Officer of Zoom Telephonics, Inc.	2015
George Patterson(1), (2)	40	Investment Banker	2015

(1)     Current members of the Audit Committee effective November 2, 2015.  Chair, Robert Crowley.
(2)     Current members of the Compensation Committee effective November 2, 2015.  Chair, Peter Kramer.
(3)    Current members of the Nominating Committee effective November 2, 2015.  Chair, Joseph Donovan.

Frank B. Manning is a co-founder of our company. Mr. Manning has been our President, Chief Executive Officer, and a Director since May 1977. He has served as our chairman of the board since 1986. He earned his BS, MS and PhD degrees in Electrical Engineering from the Massachusetts Institute of Technology, where he was a National Science Foundation Fellow. From 1998 through late 2006 Mr. Manning was also a director of the Massachusetts Technology Development Corporation, a public purpose venture capital firm that invests in seed and early-stage technology companies in Massachusetts. Mr. Manning is the brother of Terry Manning, our vice president of sales and marketing. From 1999 to 2005 Mr. Manning was a Director of Intermute, a company that Zoom co-founded and that was sold to Trend Micro Inc., a subsidiary of Trend Micro Japan. Mr. Manning was a Director of Unity Business Networks, a hosted VoIP service provider, from Zoom's investment in July 2007 until Unity’s acquisition in October 2009. Mr. Manning was also a director of Zoom Technologies, Inc. until November 2010. Mr. Manning’s extensive experience as our Chief Executive Officer, as well as his overall experience and professional skills in electronics and business, enable him to capably serve as Chairman of Zoom’s Board of Directors.

Peter R. Kramer is a co-founder of Zoom and has been a Director of Zoom since May 1977. Mr. Kramer also served as our Executive Vice President from May 1977 until November 2009.  Mr. Kramer retired from his position as our Executive Vice President in November 1999. He earned his B.A. degree in 1973 from SUNY Stony Brook and his Master’s in Fine Art degree from C.W. Post College in 1975. From 1999 to 2005 Mr. Kramer was a Director of Intermute, a company that Zoom co-founded and that was sold to Trend Micro Inc., a subsidiary of Trend Micro Japan. Mr. Kramer was a member of the Board of Directors of Zoom Technologies, Inc. from 1977 until September 2009. Mr. Kramer’s experience as our co-founder and as Executive Vice President with Zoom for over thirty years enables him to bring a well informed perspective to our Board of Directors.

Robert Crowley joined Zoom as a Director in January 2014.  He has been Principal at Crowley Capital Strategies since he founded the company in 2011.  Crowley Capital Strategies is a consulting company that works with early stage companies, helping them to develop their business models and financial strategies. Previously, Mr. Crowley was President of Massachusetts Technology Development Corporation. (MTDC). He had been associated with MTDC since its inception in 1978, serving as Executive Vice President and Chief Investment Officer until becoming President in 2002. Over the span of Mr. Crowley’s time with MTDC, the firm invested $115 million in 126 companies including Zoom Telephonics. Mr. Crowley is the former Chairman of the SBANE (Smaller Business Association of New England) Educational Center. He is a former Chairman of the MIT Enterprise Forum, and a former Chairman of SBANE. Mr. Crowley has spent most of his career in finance, initially as a commercial banker with The Shawmut Bank. He earned a BA from Fairfield University and an MBA from Boston College.  Mr. Crowley’s extensive experience with business and finance, particularly for smaller companies, enables him to capably serve on our board of directors.

Joseph J. Donovan has been a Director of Zoom since 2005. From March 2004 through September 2009 Mr. Donovan served as the Director of Education Programs of Suffolk University's Sawyer School of Management on the Dean College campus, where he was responsible for the administration of undergraduate and graduate course offerings at Dean College. Mr. Donovan serves as an adjunct faculty member at Suffolk University's Sawyer School of Management. He teaches Money and Capital Markets, Managerial Economics, and Managerial Finance in the Graduate School of Business Administration at Suffolk University. Mr. Donovan served as the Director of Emerging Technology Development for the Commonwealth of Massachusetts' Office of Emerging Technology from January 1993 through October 2004. Mr. Donovan also served as a Director of the Massachusetts Technology Development Corporation, the Massachusetts Emerging Technology Development Fund, and the Massachusetts Community Development Corporation. He received a Bachelor of Arts in Economics and History from St. Anselm College in Manchester, N.H. and a Master's Degree in Economics and Business from the University of Nebraska. Mr. Donovan was a member of the Board of Directors of Zoom Technologies, Inc. from 2005 until September 2009. Mr. Donovan adds a unique perspective to our Board of Directors which he gained through his experience both as an educator and a leader in the Massachusetts high technology community.

Philip Frank has been a Director of Zoom since September 22, 2015.  On October 14, 2015, Mr. Frank joined Zoom as Chief Financial Officer.  Mr. Frank is a technology executive with over 20 years of experience. For the past ten years he worked for the Nokia Corporation’s Networks business, formerly Nokia Siemens Networks, based in London, UK.  At Nokia Networks Mr. Frank was most recently the Global Head of Corporate Development and M&A.  Earlier in his career Mr. Frank was an executive with AT&T Wireless prior to its sale to Cingular, as well as having worked with global advisory firms Diamond Technology Partners and Accenture.  He received a Master’s in Business Administration from the University of Michigan Ross School of Business.  Mr. Frank’s extensive experience as a senior financial & development executive with the world’s largest telecommunications service provider and with the world's largest infrastructure vendor provides Zoom with topical industry expertise and a valuable perspective regarding financial management, strategy, development and sales.

George Patterson has been a Director of Zoom since September 22, 2015.  Mr. Patterson is currently an investment banker at CODE Advisors, a technology and media focused boutique financial services firm headquartered in San Francisco with offices in London and New York.  From July 2013 to July 2015, he served as the Co-Head of Software, Systems and Solutions Investment Banking at Barclays Investment Bank, based in New York. From January 2009 to June 2013, Mr. Patterson was Head of Technology Investment Banking, EMEA for Barclays, based in London. Prior to Barclays' acquisition of Lehman Brothers’ North American operations in 2008, he worked in the Technology investment banking group at Lehman Brothers, which he joined in 2000. During his tenure as an investment banker, Mr. Patterson has worked on a wide variety of equity, fixed income and M&A transactions for many corporate and institutional clients across the technology ecosystem in North America, EMEA and the Asia Pacific. Mr. Patterson's extensive experience in working with technology companies, familiarity with the public and private capital markets, and knowledge of corporate finance are valuable assets for his position as an independent Director.

Our Other Executive Officers

The names and biographical information of our current executive officers who are not members of our Board of Directors are set forth below:

Name	Age	Position with Zoom
Terry J. Manning	64	Vice President of Sales and Marketing
Deena Randall	62	Vice President of Operations

Terry J. Manning joined us in 1984 and served as corporate communications director from 1984 until 1989, when he became the director of our sales and marketing department. Terry Manning is Frank Manning's brother. Terry Manning earned his BA degree from Washington University in St. Louis in 1974 and his MPPA degree from the University of Missouri at St. Louis in 1977.

Deena Randall joined us in 1977 as our first employee. Ms. Randall has served in various senior positions within our organization and has directed our operations since 1989. Ms. Randall earned her BA degree from Eastern Nazarene College in 1975.

Board of Directors' Meetings, Structure and Committees

The Board of Directors held four (4) meetings during the year ending December 31, 2015. Each director attended at least 75% of the meetings of the Board of Directors and each Committee on which he served. All of Zoom's directors are encouraged to attend Zoom's annual meeting of stockholders.  There was one director in attendance at the 2015 annual meeting.

Standing committees of the Board include an Audit Committee, a Compensation Committee and a Nominating Committee. As of December 31, 2015, Messrs. Donovan, Crowley and Patterson served as the members of the Audit Committee. Mr. Crowley serves as a chair of the Audit Committee.  Messrs. Donovan, Kramer and Patterson served as members of the Compensation Committee with Mr. Kramer presiding as chair. Messrs. Donovan, Crowley and Kramer served as the members of the Nominating Committee with Mr. Donovan presiding as chair.

Board Independence. The Board of Directors has reviewed the qualifications of Messrs. Donovan, Kramer, Patterson and Crowley and has determined that each individual is "independent" as such term is defined under the current listing standards of the Nasdaq Stock Market. In addition, each member of the Audit Committee is independent as required under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.

Structure of the Board of Directors. Mr. Manning serves as our Chief Executive Officer and Chairman of the Board. The Board of Directors believes that having our Chief Executive Officer serve as Chairman of the Board facilitates the Board of Directors’ decision-making process because Mr. Manning has first-hand knowledge of Zoom’s operations and the major issues facing the company. In addition, the Board of Directors believes this structure makes sense considering the size of Zoom’s operations. This structure also enables Mr. Manning to act as the key link between the Board of Directors and other members of management. The Board of Directors has not designated a lead independent director.

The Board of Directors’ Role in Risk Oversight. The Board of Directors oversees our risk management process. This oversight is primarily accomplished through the Board of Directors’ committees and management’s reporting processes, including receiving regular reports from members of senior management on areas of material risk to the company, including operational, financial and strategic risks. The audit committee focuses on risks related to accounting, internal controls, and financial and tax reporting and related party transactions. The audit committee also assesses economic and business risks and monitors compliance with ethical standards. The compensation committee identifies and oversees risks associated with our executive compensation policies and practices.

Audit Committee. Messrs. Donovan, Patterson and Crowley are currently the members of the Audit Committee. The Board of Directors has determined that Mr. Crowley qualifies as an "audit committee financial expert" as defined by applicable rules of the Securities and Exchange Commission.

The Audit Committee operates under a written charter adopted by the Board of Directors, which is publicly available on Zoom's website at www.zoomtel.com. Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with the oversight of (i) Zoom's financial reporting process, accounting functions and internal controls and (ii) the qualifications, independence, appointment, retention, compensation and performance of Zoom's independent registered public accounting firm. The Audit Committee is also responsible for the establishment of "whistle-blowing" procedures, and the oversight of certain other compliance matters. The Audit Committee held four (4) meetings during 2015. See "Audit Committee Report" below.

Compensation Committee. Messrs. Kramer, Donovan and Patterson are currently the members of Zoom's Compensation Committee. The primary functions of the Compensation Committee include (i) reviewing and approving Zoom's executive compensation, (ii) reviewing the recommendations of the Chief Executive Officer regarding the compensation of senior officers, (iii) evaluating the performance of the Chief Executive Officer, and (iv) overseeing the administration of, and the approval of grants of stock options and other equity awarded under Zoom's stock option plans. The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the Compensation Committee's written charter is publicly available on Zoom's website at www.zoomtel.com. The Compensation Committee did not hold any meetings during 2015.

Decisions regarding executive compensation are made by the Compensation Committee. The Compensation Committee is also responsible for administering the 2009 Stock Option Plan, including determining the individuals to whom stock options are awarded, the terms upon which option grants are made, and the number of shares subject to each option granted. Mr. Manning, Zoom’s President and a director of Zoom, has made recommendations to the Compensation Committee regarding the granting of stock options and participated in deliberations of the Compensation Committee concerning executive officer compensation. Mr. Manning does not participate in any deliberation or vote establishing his compensation.

Nominating Committee. Messrs. Donovan, Crowley, and Kramer are currently the members of Zoom's Nominating Committee. The primary functions of the Nominating Committee are to (i) identify, review and evaluate candidates to serve as directors of Zoom, and (ii) make recommendations to the Board of candidates for all directorships to be filled by the stockholders or the Board.

The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Although the Company does not have a formal policy regarding diversity in identifying nominees for directors, for all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate's personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for director for election at the 2017 Annual Meeting of Stockholders, it must follow the procedures described in "Deadline for Receipt of Stockholder Proposals and Recommendations for director."

The Nominating Committee operates under a written charter adopted by the Board of Directors. A copy of the Nominating Committee's written charter is publicly available on Zoom's website at www.zoomtel.com. The Nominating Committee did not hold any meetings during 2015.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management Zoom's audited financial statements for the year ended December 31, 2015. The Audit Committee has also discussed with Marcum LLP, Zoom's independent registered public accounting firm for the year ended December 31, 2015, the matters required to be discussed by the Auditing Standards No. 16 (Communications with Audit Committees), issued by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with Marcum LLP that firm’s independence.  The Audit Committee has reviewed the independent auditors’ fees for audit and non-audit services for the fiscal year ended December 31, 2015.

Based on its review and discussions of the foregoing, the Audit Committee recommended to the Board of Directors that Zoom's audited financial statements for 2015 be included in Zoom's Annual Report on Form 10-K for the year ended December 31, 2015.

Audit Committee:
Robert Crowley
Joseph J. Donovan
George Patterson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Item 404(d) of Regulation S-K requires us to disclose in our proxy statement any transaction in which the amount involved exceeds the lesser of (i) $120,000, or (ii) one percent of the average of Zoom’s total assets at year end for the last two completed fiscal years, in which Zoom is a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, Director, nominee for Director, or holder of 5% or more of our common stock, or an immediate family member of any of those persons.

Each of Frank Manning, Zoom’s President, Chief Executive Officer and Chairman of the Board, and Peter Kramer, a Director of Zoom, participated in the private placement of Common Stock of Zoom which was completed in September 2015.

Other than the transactions included above, since January 1, 2013, Zoom has not been a participant in any transaction that is reportable under Item 404(d) of Regulation S-K.

Policies and Procedures Regarding Review, Approval or Ratification of Related Person Transactions

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms of any related party transactions. Therefore, any material financial transaction between Zoom and any related person would need to be approved by our Audit Committee prior to us entering into such transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Zoom's Common Stock as of April 4, 2016 by (i) each person who is known by Zoom to own beneficially more than five percent (5%) of Zoom's outstanding Common Stock, (ii) each of Zoom's Directors and named executive officers, as listed below in the Summary Compensation Table under the heading "Executive Compensation", and (iii) all of Zoom's current Directors and executive officers as a group.

On April 4, 2016 there were 13,689,303 issued and outstanding shares of Zoom's Common Stock. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to the shares listed. The information contained in this table is based upon information received from or on behalf of the named individuals or from publicly available information and filings by or on behalf of those persons with the SEC.

Name (1)	Number of Shares Beneficially Owned	% of Common Stock

Manchester Management Company LLC(2) 3 West Hill Place Boston, MA 02114	4,285,714	31.3%

T. Pat Manning(3) 6 Bellerive Country Club Grounds Town and Country, MO 63141	1,295,376	9.5%

SF Investors LP(4) 8 South Acres Road Plattsburgh, NY 12901-3719	833,740	6.1%

Frank B. Manning(5)	1,590,312	11.5%

Peter R. Kramer(6)	344,929	2.5%

Robert Crowley(7)	37,640	*

Joseph J. Donovan(8)	91,000	*

Philip Frank(9)	75,000	*

George Patterson(10)	37,500	*

Terry J. Manning(11)	214,342	1.6%

Deena Randall(12)	170,000	1.2%

All current directors and Executive Officers as a group (8 persons) (13)	2,560,723	17.6%

*Less than one percent of shares outstanding.

(1)
Unless otherwise noted: (i) each person identified possesses sole voting and investment power over the shares listed; and (ii) the address of each person identified is c/o Zoom Telephonics, Inc., 207 South Street, Boston, Massachusetts 02111.

(2)
Information is based on a Schedule 13D filed by Manchester Management Co LLC on September 27, 2015.  It includes the following stockholders Manchester Explorer, L.P. in the amount of 2,857,143 shares, JEB Partners, L.P. in the amount of 1,142,857 shares, James E. Besser in the amount of 142,857 shares and Morgan C. Frank in the amount of 142,857 shares totaling 1,295,376.  In all cases the address listed in the above table applies to all stockholders other than Morgan C. Frank whose address is: 1398 Aerie Drive, Park City, UT 84060.

(3)	Information is based on a Schedule 13G filed by T. Pat Manning on February 11, 2016.
(4)	Information is based on a Schedule 13G filed by SF Investors LP on May 12, 2015.
(5)
Includes 187,500 shares that Mr. Frank B. Manning has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 4, 2016. Includes 120,673 shares held by Mr. Frank B. Manning's daughter, as to which he disclaims beneficial ownership.

(6)	Includes 75,000 shares that Mr. Kramer has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 4, 2016.
(7)	Includes 37,500 shares the Mr. Crowley has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 4, 2016.
(8)	Includes 75,000 shares the Mr. Donovan has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 4, 2016.
(9)	Includes 75,000 shares that Mr. Philip Frank has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days April 4, 2016.
(10)	Includes 37,500 shares that Mr. George Patterson has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days April 4, 2016.
(11)	Includes 150,000 shares that Mr. Terry Manning has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 4, 2016.
(12)	Includes 170,000 shares that Ms. Randall has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 4, 2016.
(13)
Includes an aggregate of 807,500 shares that the current directors and named executive officers listed above have the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 4, 2016.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth the total compensation paid or accrued for the fiscal years ended December 31, 2014 and December 31, 2015 for our principal executive officer and our other three most highly compensated executive officers who were serving as executive officers on December 31, 2015. We refer to these officers as our named executive officers.

Name and Principal Position	Year	Salary	Option Awards (1)		All Other Compensation (3)	Total
Frank B. Manning,	2015	$129,272	$3487		$1,607	$134,366
Chief Executive Officer	2014	$129,272	$0		$1,607	$130,879

Philip Frank,	2015	$24,000	$93,570	(2)	$31	$117,601
Chief Financial Officer

Deena Randall	2015	$128,366	$3255		$536	$132,157
Vice President of Operations	2014	$116,490	$0		$536	$117,026

Terry J. Manning	2015	$123,500	$2790		$529	$126,819
Vice President of Sales and Marketing	2014	$123,500	$0		$529	$124,029

(1)
The amounts included in the “Option Awards” column reflect the aggregate grant date fair value of option awards in accordance with FASB ASC Topic 718, pursuant to the 2009 Stock Option Plan. Assumptions used in the calculations of these amounts are included in Note 7 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. These options are incentive stock options issued under the 2009 Stock Option Plan and represent the right to purchase shares of Common Stock at a fixed price per share (the grant date fair market value of the shares of Common Stock underlying the options).

(2)
The amounts included in the “Option Awards” column for Mr. Frank reflect the aggregate grant date fair value of option awards of a grant received as a director and that was issued under the 2009 Director Option Plan as well as a grant received as an employee issued under the 2009 Stock Option Plan.

(3)
The amounts included in the “All Other Compensation” column for 2015, consists of: (a) life insurance premiums paid by Zoom to the named executive officer: Mr. Frank B. Manning $1,257, Mr. Phil Frank $31, Mr. Terry Manning $179 and Ms. Randall $186; (b) Zoom’s contribution to a 401(k) plan of $350 for each named executive officer except Mr. Frank; and (c) a reduced salary for Ms. Randall in 2015 due to her choice of reducing her time worked at Zoom in 2015. For 2014, consists of: (a) life insurance premiums paid by Zoom to the named executive officer: Mr. Frank B. Manning $1,257, Mr. Terry Manning $179 and Ms. Randall $186; (b) Zoom’s contribution to a 401(k) plan of $350 for each named executive officer; and (c) a reduced salary for Ms. Randall in 2014 due to her choice of reducing her time worked at Zoom in 2014.

Outstanding Equity Interests

The following table sets forth information concerning outstanding stock options for each named executive officer as of December 31, 2015.

Outstanding Equity Awards at Fiscal Year-End

		Number of Securities Underlying Unexercised Options
Name	Grant Date (1)	Exercisable Options	Unexercisable Options	Option Exercise Price	Option Expiration Date
Frank B. Manning	03/02/2011	55,000	--	$0.48	03/02/2016
	01/30/2013	150,000	--	$0.25	01/30/2018
	04/30/2015	18,750	56,250	$0.25	04/30/2020

Philip Frank(2)	09/23/2015	30,000	--	$1.07	09/23/2020
	10/14/2015		150,000	$1.85	10/14/2020

Deena Randall	03/02/2011	30,000	--	$0.48	03/02/2016
	01/30/2013	135,000	--	$0.25	01/30/2018
	04/30/2015	17,500	52,500	$0.25	04/30/2020

Terry Manning	03/02/2011	45,000	--	$0.48	03/02/2016
	01/30/2013	120,000	--	$0.25	01/30/2018
	04/30/2015	15,000	45,000	$0.25	04/30/2020

(1)
The options granted on March 2, 2011 and on January 30, 2013 are vested in full.  The options granted on 4/30/2015 vest in quarterly installments every 6 months and become fully vested within two years from grant date.

(2)
Mr. Frank joined Zoom as a Director on 9/22/2015 and became Chief Financial Officer on 10/14/2015.  He received an option grant on 9/23/2015 as a director from the 2009 Directors Option plan.  These options granted are vested in full.  The options granted on 10/14/2015 were granted as part of the 2009 Option Plan as an employee.  They vest in quarterly installments every 6 months and become fully vested within two years from grant date.

Option Exercises

None of our named officers exercised stock options during the fiscal year ended December 31, 2014. Peter Kramer, Joseph Donovan and Deena Randall exercised options to purchase a total of 50,000 shares of common stock during the fiscal year ended December 31, 2015.

Employment, Termination and Change of Control Agreements

On December 8, 2009 Zoom entered into severance and change of control agreements with each of the named executive officers. The purpose of these arrangements is to encourage the named executive officers to continue as employees and/or assist in the event of a change-in-control of Zoom. Zoom has entered into agreements with each of the named executive officers formalizing the compensation arrangement described below.

Under the terms of each agreement, if a named executive officer is terminated by Zoom for any reason other than for cause, such named executive officer will receive severance pay in an amount equal to the greater of three months’ base salary or a number of weeks of base salary equal to the number of full years employed by Zoom divided by two and all outstanding stock options issued on or after September 22, 2009 held by the named executive officer will become immediately vested and will be exercisable for a period of up to 30 days after termination.

Under the terms of each agreement, each named executive officer will receive severance pay equal to six months’ base salary if (i) the named executive officer’s employment is terminated without cause within six months after a change-in-control, (ii) the named executive officer’s job responsibilities, reporting status or compensation are materially diminished and the named executive officer leaves the employment of the acquiring company within six months after the change-in-control, or (iii) Zoom is liquidated. In addition, in the event of a change-in-control or liquidation of Zoom, outstanding stock options granted to the named executive officer on or after September 22, 2009 will become immediately vested.

Potential Termination and Change-in Control Payments

As of December 31, 2015 in the event a named executive officer is terminated by Zoom for any reason other than cause or a change-in-control or liquidation of Zoom, the named executive officer would receive the following cash payments: Mr. Frank Manning $48,477; Ms. Randall $48,137 and Mr. Terry Manning $38,000. These amounts represent the greater of three months salary or the number of weeks of base salary equal to the number of years employed by Zoom divided by two. In the event of termination as a result of a change-in-control or liquidation, the named executive officers would receive the following cash payments: Mr. Frank Manning $64,636; Ms. Randall $64,183 and Mr. Terry Manning $61,750. These amounts represent six months’ base salary. In the event of either termination of employment, all options held by the named executive officers that were issued on or after September 22, 2009 would become immediately vested.

Director Compensation

The following table sets forth information concerning the compensation of our Directors who are not named executive officers for the fiscal year ended December 31, 2015.

Name	Fees Earned or Paid in Cash	Option Awards (1)(2)(3)	All Other Compensation	Total
Robert Crowley	$2,000	$2,265	−	$4,265
Joseph J. Donovan	$2,000	$2,265	−	$4,265
Peter R. Kramer	$2,000	$2,265	−	$4,265
George Patterson (4)	$500	$10,690	−	$11,190

(1)
The amounts included in the “Option Awards” column reflect the aggregate grant date fair value of option awards in accordance with FASB ASC Topic 718, pursuant to the 2009 Directors Stock Option Plan. Assumptions used in the calculations of these amounts are included in Note 7 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. These options are non-qualified stock options issued under the 2009 Directors Stock Option Plan and represent the right to purchase shares of Common Stock at a fixed price per share (the grant date fair market value of the shares of Common Stock underlying the options).

(2)	As of December 31, 2015, each non-employee Director holds the following aggregate number of shares under outstanding stock options:

Name	Number of Shares Underlying Outstanding Stock Options
Robert Crowley	30,000
Joseph J. Donovan	67,500
Peter R. Kramer	67,500
George Patterson	30,000

(3)	The number of shares underlying stock options granted to each non-employee Director in 2015 and the grant date fair market value of such stock options is:

Name	Grant Date	Number of Shares underlying Stock Options Grants in 2015	Grant Date Fair Value of Stock Option Grants in 2015
Robert Crowley	01/12/15	7,500	$409
	07/10/15	7,500	$1857

Joseph J. Donovan	01/12/15	7,500	$409
	07/10/15	7,500	$1857

Peter R. Kramer	01/12/15	7,500	$409
	07/10/15	7,500	$1857

George Patterson	09/25/2015	30,000	$10,690

(4)	On September 22, 2015, Mr. George Patterson joined the Board of Directors of Zoom Telephonics, Inc.

Each non-employee Director of Zoom receives a fee of $500 per quarter plus a fee of $500 for each meeting at which the Director is personally present. Travel and lodging expenses are also reimbursed.

Each non-employee Director of Zoom may be granted stock options under Zoom's 2009 Directors Stock Option Plan, as amended (the "Directors Plan"). The Directors Plan provides in the aggregate that 700,000 shares of Common Stock (subject to adjustment for capital changes) may be issued upon the exercise of options granted under the Directors Plan. The exercise price for the options granted under the Directors Plan is the fair market value of the Common Stock on the date the option is granted. During 2015 Messrs. Crowley, Donovan and Kramer each received options to purchase 15,000 shares and Messr Patterson received options to purchase 30,000 shares of Common Stock at a weighted average exercise price of $0.79 per share.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon recommendation of the Audit Committee, the Board of Directors has appointed Marcum LLP (“Marcum”) as Zoom’s principal accountants and independent registered public accounting firm, to audit the financial statements of Zoom for the year ending December 31, 2016. A representative of Marcum LLP will be present at the meeting and will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions. Marcum LLP was Zoom’s principal accountants and independent registered public accounting firm for the year ended December 31, 2015.

 Although stockholder ratification of the appointment is not required by law, the Company desires to solicit such ratification. If the appointment of Marcum LLP is not approved by a majority of the shares represented at the Meeting, the Company will consider the appointment of other independent registered public accounting firms.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The firm of Marcum LLP served as our independent registered public accounting firm for fiscal years 2014 and 2015.  The table below shows the aggregate fees that the Company paid or accrued for the audit and other services provided by Marcum LLP for the fiscal years ended December 31, 2014 and December 31, 2015:

FEE CATEGORY	2014	2015
Audit fees (1)	$116,280	$117,420
Audit-related fees (2)	––	14,240
Tax fees (3)	––	––
Total fees	$116,280	$131,660
———————
(1)
Audit Fees. Consists of fees billed for professional services rendered for the audit of Zoom’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory filings and engagements.

(2)
Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Zoom’s consolidated financial statements and are not reported under "Audit Fees".  For 2015, fees are related to a stock rights offering and private placement.

(3)	Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. Marcum LLP has not performed tax services for the Company.

All services rendered by Marcum LLP for fiscal years 2014 and 2015 were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee.

Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. The Audit Committee may also pre-approve particular services on a case-by-case basis. During our fiscal year ended December 31, 2015, no services were provided to us by Marcum LLP other than in accordance with the pre-approval procedures described herein.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success, and to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return. We seek to closely align the interests of our named executive officers with the interests of our shareholders, and our Compensation Committee regularly reviews named executive officer compensation to ensure such compensation is consistent with our goals.

Required Vote

This vote is advisory, which means that the vote on executive compensation is not binding on the company, our Board of Directors, or the Compensation Committee of the Board of Directors. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. To the extent there is a significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address our shareholders’ concerns.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table, and the other related tables and disclosure.”

The Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, Zoom directors and officers, as well as any person holding more than ten percent (10%) of Zoom's Common Stock, are required to report initial statements of ownership of Zoom's securities and any subsequent changes in such ownership to the Securities and Exchange Commission. Specific filing deadlines of these reports have been established and Zoom is required to disclose in this proxy statement any failure to file by these dates during the year ending December 31, 2015. Based solely on a review of the copies of such forms and amendments thereto received by it, Zoom believes that during the year ending December 31, 2015, all executive officers, directors and owners of ten percent of the outstanding shares of Common Stock complied with all applicable filing requirements except that three directors and two officers, Mr. Frank Manning, Mr. Phil Frank, Mr. Joe Donovan, Mr. Terry Manning and Mrs. Randall who failed to file a Form 4 on a timely basis to report a single transaction.

CODE OF ETHICS

Zoom has adopted a Code of Ethics for Senior Financial Officers that applies to Zoom's principal executive officer and its principal financial officer, principal accounting officer and controller, and other persons performing similar functions. Zoom's Code of Ethics for Senior Financial Officers is publicly available on its website at www.zoomtel.com. If Zoom makes any amendments to this Code of Ethics or grants any waiver, including any implicit waiver, from a provision of this Code of Ethics to Zoom's principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions, Zoom will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of waiver in a current report on Form 8-K.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS AND RECOMMENDATIONS FOR DIRECTOR

Stockholder proposals for inclusion in Zoom's proxy materials for Zoom's 2017 Annual Meeting of Stockholders must be received by Zoom no later than January 12, 2017. These proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

Stockholders who wish to make a proposal at Zoom's 2017 Annual Meeting - other than one that will be included in Zoom's proxy materials - should notify Zoom no later than March 27, 2017. If a stockholder who wishes to present such a proposal fails to notify Zoom by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

Stockholders may make recommendations to the Nominating Committee of candidates for its consideration as nominees for director at Zoom's 2017 Annual Meeting of Stockholders by submitting the name, qualifications, experience and background of such person, together with a statement signed by the nominee in which he or she consents to act as such, to the Nominating Committee, c/o Secretary, Zoom Telephonics, Inc., 207 South Street, Boston, Massachusetts 02111. Notice of such recommendations should be submitted in writing as early as possible, but in any event not later than 120 days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof and must contain specified information and conform to certain requirements set forth in Zoom's Bylaws. In addition, any persons recommended should at a minimum meet the criteria and qualifications referred to in the Nominating Committee's charter, a copy of which is publicly available on Zoom's website at www.zoomtel.com. The letter of recommendation from one or more stockholders should state whether or not the person(s) making the recommendation have beneficially owned 5% or more of Zoom's Common Stock for at least one year. The Nominating Committee may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth herein, in the Nominating Committee's Charter or in Zoom's Bylaws.

STOCKHOLDER COMMUNICATIONS

Any stockholder wishing to communicate with any of Zoom's directors regarding Zoom may write to the director c/o Investor Relations, Zoom Telephonics, Inc., 207 South Street, Boston, Massachusetts 02111. Investor Relations will forward these communications directly to the director(s).

OTHER MATTERS

The Board of Directors knows of no other business to be presented for consideration at the Annual Meeting other than described in this proxy statement. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by Zoom under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the section of the Proxy Statement entitled "Audit Committee Report" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

COPIES OF ANNUAL REPORT ON FORM 10-K FOR 2015

Copies of Zoom's Annual Report on Form 10-K for the year ending December 31, 2015, as filed with the Securities and Exchange Commission, are provided herewith and available to stockholders without charge upon written request addressed to Zoom Telephonics, Inc., 207 South Street, Boston, Massachusetts 02111, Attention: Investor Relations.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS ARE URGED TO UTILIZE THE AVAILABLE VOTING OPTIONS AS DESCRIBED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND IN THIS PROXY STATEMENT.

By order of the Board of Directors

Frank B. Manning, President

Boston, Massachusetts
May 06, 2016

Appendix A
ZOOM TELEPHONICS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

June 23, 2016

The undersigned stockholder of Zoom Telephonics, Inc., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated May 6, 2016, and hereby appoints Frank Manning and Kerry Smith, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 711 Atlantic Avenue, Boston, MA 02111, on Thursday, June 23, 2016 at 10:00 A.M. Eastern Time, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND FOR ALL OTHER PROPOSALS.

Notice of Internet Availability of Proxy Material: The Notice of Meeting, proxy statement and proxy card are available at www.edocumentview.com/ZMTP.

DETACH PROXY CARD HERE
v    v

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AS DIRECTORS AND FOR ALL OTHER PROPOSALS.

1. Election of directors:	☐	FOR ALL NOMINEES except as marked to the contrary below	☐	WITHHOLD AUTHORITY to vote for all nominees

Nominees: ROBERT CROWLEY, JOSEPH J. DONOVAN, PHILIP FRANK, PETER R. KRAMER, FRANK B. MANNING AND GEORGE PATTERSON

Vote withheld from the following Nominee(s): ______________________________________________________________________________

Note: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.

2. To ratify the appointment of Marcum LLP as Zoom Telephonics, Inc.’s independent registered public accounting firm for its fiscal year ending December 31, 2016.

   [ ] FOR
   [ ] AGAINST
   [ ] ABSTAIN

3. Advisory vote to approve the compensation of the Company’s named executive officers (the “say-on-pay” vote).

   [ ] FOR
   [ ] AGAINST
   [ ] ABSTAIN

Mark here for address change and note at left	☐

Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.

Signature: ___________________________________Date:_____________

Signature: ___________________________________Date:_____________

Please Detach Here
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope
——————————————